                                                                 EXHIBIT 24.14
                               POWER OF ATTORNEY
                              (John P. Cole, Jr.)

   The undersigned hereby makes, constitutes, and appoints KEITH HANCOCK his true and lawful attorney-in-fact and agent, with full power of substitution, to execute, deliver, and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, Schedule 13Ds and Schedule 13Gs under the Securities Exchange Act of 1934 relating to securities of Advance Display Technologies, Inc., and any successor thereof, and any and all amendments to such schedules, with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

       EXECUTED this 18 day of August, 1996.



                                    /s/ John P. Cole, Jr.
                                    -----------------------------------
                                    John P. Cole, Jr.